UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1 /A
(Amendment No. 1)

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BERRY ONLY INC.
(Name of small business issuer in its charter)

Nevada	2842	99-0360497
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

722B Kingston Rd, Toronto, Ontario, M4E 1R7, Canada
(647) 283-3152
(Address and telephone number of principal executive offices)

722B Kingston Rd, Toronto, Ontario, M4E 1R7, Canada
(Address of principal place of business or intended place of business)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880, Reno, Nevada 89501
(775) 322-0626
(Name, address and telephone number of agent for service)

With copies to:
Karen A. Batcher, Esq
Synergen Law Group, APC
819 Anchorage Place, Suite 28
Chula Vista, CA  91914
Tel: (619) 475-7882
Fax: (619) 512-5184

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐            Accelerated Filer ☐            Non-accelerated filer ☐            Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	2,950,000 shares	$0.01	$29,500	$2.10

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated September 22, 2010

PROSPECTUS
BERRY ONLY INC.
2,950,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering the 2,950,000 shares of our common stock offered through this prospectus. The 2,950,000 shares offered by the selling shareholders represent 49.58% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.01 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$29,500	None	$29,500

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: September 22, 2010

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” or “Berry Only” refers to Berry Only Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

Berry Only Inc.

Berry Only Inc. was incorporated in the State of Nevada as a development stage company corporation which recently signed a milestone agreement with the U.S. manufacturer of Wireless Wipes™ to acquire the exclusive rights to distribute the product in Canada. Wireless Wipes™ is a new, unique, first to market sanitizer designed specifically to clean mobile phones, PDA’s (personal digital assistants) and laptop computer screens.  They are fast drying to prevent moisture damage, non-streaking and non-corrosive with a pleasant green tea-cucumber scent.  Wireless Wipes™ are packaged in 10-count re-sealable pouches which can fit neatly in a shirt or jacket pocket.  We are still in our development stage and plan on commencing business operations in winter 2010.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have completed our website and are able to accept orders. As of June 30, 2010, we had $44,561 cash on hand and $652 liabilities. Accordingly our working capital position as of June 30, 2010 was $43,909. Since our inception through June 30, 2010, we have incurred a net loss of $5,582. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues.

Our fiscal year ended is June 30.

We were incorporated on June 24, 2009 under the laws of the State of Nevada. Our principal offices are located at 722B Kingston Rd, Toronto, Ontario, Canada. Our telephone number is (647) 283-3152.

The Offering

Securities Being Offered	Up to 2,950,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.01 per share.  We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares	None
To Be Sold in This Offering

Securities Issued and to be Issued
5,950,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.  The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	June 30, 2010 (audited)
Cash	$44,561
Total Current Assets	$44,561
Liabilities	$652
Total Stockholder’s Equity	$43,909

Statement of Loss and Deficit	From Inception (June 24, 2009) to June 30, 2010 (audited)
June 30, 2010 (audited)
Revenue	$-
Net Loss for the Period	$5,582

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

Our Independent Auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $5,582 for the period from June 24, 2009 (inception) to June 30, 2010 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditor has made reference to the substantial doubt as to our ability to continue as a going concern in his audit report on our audited financial statements for the year ended June 30, 2010. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have obligations under the Exclusive Distribution Agreement with Wireless Wipes™, we may not be able to meet those obligations, causing our business to fail

According to the Exclusive Distribution Agreement with Wireless Wipes™, annual distribution of a minimum of 10,000 pouches is expected or the agreement becomes null and void. We have until June 30, 2011 to reach this annual distribution minimum.   If we were to lose the exclusive distribution rights our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Because we are in the development stage of our business, Mr. Guest will not be spending a significant amount of time on our business. Mr. Guest expects to expend approximately 20 hours per week on our business. Competing demands on Mr. Guest's time may lead to a divergence between his interests and the interests of other shareholders. Mr. Guest is a corporate real estate executive and divides his time amongst various projects. None of the work he will be undertaking as a corporate real estate executive will directly compete with Berry Only Inc.

Because our president owns approximately 50.42% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Guest are inconsistent with the best interests of other stockholders

Mr. Guest is our president and sole director. He owns approximately 50.42% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, he has, and following the completion of the offering, will continue to have sole power in deciding every aspect of our business. Mr. Guest has the sole power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Guest may still differ from the interests of other stockholders. Mr. Guest owns 3,000,000 common shares for which he paid $0.005 per share for 2,000,000 common shares and $0.01 per share for 1,000,000  common shares.

Because our President and sole director is a Canadian Resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Mr. Guest our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against Berry Only Inc.’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by “viruses,” “worms,” and “spy-ware”.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

Evolving regulation of the Internet may adversely affect us

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies.  Any new regulations which restrict us from being able to accept all of the various forms of online payment available today, could harm or cause our business to fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

●	the evolving demand for our service;
●	our ability or inability to arrange for financing;
●	our ability to manage expenses;
●	changes in our pricing policies or our competitors; and
●	global economic and political conditions.

Further, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 2,950,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.01 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,950,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 2,950,000 shares of common stock offered through this prospectus from us at a price of $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on June 30, 2010. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this offering;
2.	The total number of shares that are to be offered by each;
3.	The total number of shares that will be owned by each upon completion of the offering;
4.	The percentage owned by each upon completion of the offering; and
5.	The identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Brenda Aines	100,000	100,000	Nil	Nil
Tim Brooks	50,000	50,000	Nil	Nil
Monique Chelsom	150,000	150,000	Nil	Nil
Krisanne Dierijck	50,000	50,000	Nil	Nil

Margaret Doell	100,000	100,000	Nil	Nil
Bill Evans	100,000	100,000	Nil	Nil
Elizabeth Evans	50,000	50,000	Nil	Nil
Kevin Evans	100,000	100,000	Nil	Nil
Leonard Evans	50,000	50,000	Nil	Nil
Wade Evans	100,000	100,000	Nil	Nil
Iryna Gel	50,000	50,000	Nil	Nil
Bradley Gingerich	100,000	100,000	Nil	Nil
Kim Gingerich	100,000	100,000	Nil	Nil
Donna Halendy	50,000	50,000	Nil	Nil
Troy Hannon	50,000	50,000	Nil	Nil
Roy Hayter	150,000	150,000	Nil	Nil
Sandra Hayter	150,000	150,000	Nil	Nil
Andrea Kroeger	100,000	100,000	Nil	Nil
Sergiy Litvinov	50,000	50,000	Nil	Nil
Yuriy Litvinov	50,000	50,000	Nil	Nil
Ken Mischki	100,000	100,000	Nil	Nil
Cathy Miyauchi	100,000	100,000	Nil	Nil
Jenny O’Donnel	100,000	100,000	Nil	Nil
Mike Pedersen	100,000	100,000	Nil	Nil
Lena Ross	100,000	100,000	Nil	Nil
Wesley Sabulka	100,000	100,000	Nil	Nil
Conny Sarvari	100,000	100,000	Nil	Nil
Yuriy Synenko	50,000	50,000	Nil	Nil
Lisa Thompson	100,000	100,000	Nil	Nil
Brandon Tyers	100,000	100,000	Nil	Nil
Cherie Tyers	100,000	100,000	Nil	Nil
Deborah Whitton	150,000	150,000	Nil	Nil
Si Xing	50,000	50,000	Nil	Nil
Total	2,950,000	2,950,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Prior to each sale of shares to the Selling Shareholders, each Selling Shareholder represented in writing to the Company that the Shares would be purchased solely for the account of the shareholder and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded.  Accordingly, the Company believes that each Selling Shareholder purchased the Shares to be resold in the ordinary course of business, and did not have any agreements or understandings, directly nor indirectly, with any person to distribute the securities after purchase.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s rule 144.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 22, 2010 , there were 5,950,000 shares of our common stock issued and outstanding held by thirty four (34) stockholders of record. There are no preferred shares issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The financial statements have been included in this prospectus and registration statement in reliance on the report by John Kinross-Kennedy, C.P.A., given his authority as an expert in auditing and accounting. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Karen A. Batcher, Esq of Synergen Law Group, APC our independent legal counsel, has provided an opinion on the validity of our common stock.

Description of Business

In General

Berry Only Inc. is a Nevada corporation that recently signed a milestone agreement with the U.S. manufacturer of Wireless Wipes™ to acquire the exclusive rights to distribute the product in Canada.

Wireless Wipes™ is a new, unique, first to market sanitizer designed specifically to clean mobile phones, PDA’s (personal digital assistants) and laptop computer screens.  They are fast drying to prevent moisture damage, non-streaking and non-corrosive with a pleasant green tea-cucumber scent.  Wireless Wipes™ are packaged in 10-count re-sealable pouches which can fit neatly in a shirt or jacket pocket.  Retail prices are US $2.95 per pouch in the U.S. and Berry Only anticipates retail pricing in Canada of Cdn $3.50.  Landed cost in Canada is US $1.40 per pouch, with a minimum order size of $300. (Landed cost is the total cost of a landed shipment including purchase price, freight, insurance, and other costs up to the port of destination.)
Demand for Wireless Wipes™  is expected to  be driven by several factors.

1.	Mobile devices are in constant use, virtually all day and all night.

2.	These devices are filled with bacteria which can make them unhealthy if not cleaned and sanitized

Wireless Wipes have a number of competitive advantages over other cleaning / sanitizing products.
Wireless Wipes are specifically tailored for cell phones, PDAs etc. and several advantageous features have been designed into the product versus other methods of cleaning these devices.

■	They kill germs / bacteria in addition to cleaning the unit.

■	The amount and type of cleaning solution does not harm the unit and dries quickly.

■
Wireless Wipes™ are the ultimate in convenience – they are packaged in a very handy pouch that can easily accompany the person wherever they go – as opposed to bulky plastic dispensers or spray bottles

■	They are designed to have an attractive retail price point and are very amenable to placement at point of sale units.

Berry Only is positioning itself to capitalize on the Wireless Wipes opportunity, and expects to be successful based on several factors.

●	New and unique product with a well-defined need in the marketplace.

●	Proven distribution strategy through duplicating U.S. business model (use of direct sales strategy through several distribution channels – as detailed in “Marketing & Distribution”).

●	Good partner, the U.S. manufacturer of Wireless Wipes™. We also hope to attain good distribution channel partners in Canada.

●
Cost effective strategy , including several low cost methods such use of direct sales techniques (email, telephone), use of independent sales representatives, the online strategy, and select attendance at (the most) critical trade shows.

The Product

Wireless Wipes™ is a new sanitizer designed specifically to clean mobile phones, PDA’s (personal digital assistants) and laptop computer screens.  They are fast drying to prevent moisture damage, non-streaking and non-corrosive with a pleasant green tea-cucumber scent.  Wireless Wipes™ comes in 10-count re-sealable pouches which can fit neatly in a shirt or jacket pocket.

Traditional wipes come in use different cleaning technologies and come in different shapes, sizes, and delivery systems.

Feature	Wireless Wipes
Type of job	●	Specifically designed for small mobile devices, which has an impact on each aspect of its design.
Ability to clean / disinfect.	●
The chemical formulation for Wireless Wipes was in development for two years in order to create a highly absorbent, alcohol based sanitizer that Œ cleans, sanitizes, and Ž does not harm the sensitive screens and electronics of mobile devices.
Wireless Wipes are fast drying to prevent moisture damage, non-streaking and non-corrosive.

Types of material (cloth, paper, etc.).	●	Material used does not streak or scratch display screens.
Degree of wetness.	●	Wireless Wipes have been specifically designed to have a uniform amount of solution in each wipe – an amount sufficient to do an effective job while not too much so as to harm the unit.
How dispensed / packaging (plastic tubs, spray bottle, etc.)	●	Wireless Wipes are packaged to enable the ultimate in convenience – a re-sealable 10-pack pouch. No spray bottle or bulky plastic container.

Need For the Product

Wireless Wipes were designed with two thoughts in mind:

1.	People use their mobile devices constantly, virtually all day and all night.

2.	These devices are filled with bacteria which can make them unhealthy if not cleaned and sanitized.

Cell phone subscribers in the Canadian market equal more than 21 million (2008 stat).  Mobile devices have proven to be a breeding ground for bacteria and germs. A long list of bacteria that can cause everything from rashes to meningitis and pneumonia can be found on cell phones. The reason is simple: cell phones touch your face, your lips and your hands, then sit in your pocket or purse: two warm places that provide a perfect breeding ground for germs.

The global concern over flu outbreak provides an excellent opportunity to highlight the benefits of regular use of Wireless Wipes™.

Advantages of Wireless Wipes™

Wireless Wipes are specifically tailored for cell phones, PDAs etc. and several advantageous features have been designed into the product versus other methods of cleaning these devices.

■	They kill germs / bacteria.

■	They effectively clean the unit.

■	The amount and type of cleaning solution does not harm the unit.

■	They are convenient – packaged in a very convenient pouch rather than bulky dispensers or spray bottles – accordingly they are very portable and can accompany the owner on their person easily.

■	Convenient size of wipes.

■	Pleasant odor.

Manufacturing & Product Fulfilment

The process from production through to placement on retail shelves is as follows:
Production.  All aspects of manufacturing have been set up by Wireless Wipes and will occur at the California plant which has been, with all aspects managed by Wireless Wipes, based in New York state.

Shipment to Canada.  Minimum order size for Berry Only is for $300.  This is a delivered price to a Canadian destination (including shipment directly to a Berry Only customer).

Retail point of sale displays are provided by Wireless Wipes (approximately 5 displays per 400 ordered, or as needed by Berry Only).

Pricing strategy

Retail price points will be selected based on the following:

●	Given relatively low barriers to entry, an exorbitant price point will promote new competition and switching allegiances in short order.

●	The nature of the product and the ability to price it from $3.00 - $4.00 make it a perfect item for impulse point of sale purchases.

●	The price point will ensure that all parties in the manufacturing / delivery / retail chain will receive standard returns.

As shown, ultimate retail prices are envisioned at the $3.50 - $4.00 level.  This compares to the US $2.95 price in the U.S. market (or about Cdn $3.10).

Relatively modest markups by Berry Only will help to keep retail prices in Canada from escalating much over domestic U.S. prices, and serve to inhibit future competition once the first mover advantage has been realized.  Product prices are expected to be quite competitive since Berry Only Inc. is buying direct from the manufacturer. Another feature of this relationship which is of significant value to Berry Only Inc., is the willingness of the manufacturer to allow Berry Only Inc. to place orders as small as $300 US. This will assist Berry Only Inc. in their goal of efficient inventory management and allow Berry Only Inc. to offer competitively priced products that are of the highest quality.

Distribution Agreement with Wireless Wipes

Berry Only Inc. (the “Distributor”) is entered into an exclusive distributorship agreement with Wireless Wipes™ (the “Manufacturer”), on June 30, 2010, pursuant to which Berry Only was appointed as the exclusive distributor for Canada by the Manufacturer.

Details of the agreement are as follows:

●
Berry Only has the exclusive right, on the terms and conditions of the Exclusive Distributorship Agreement, to purchase, inventory, promote and resell Wireless Wipes’ products within the Country of Canada.

●	Berry Only is entitled to 30 days notice of any change to the prices or terms by the Manufacturer.

●	Manufacturer agrees to properly pack all items for shipment. Pricing is FOB Manufacturer's plant.

●	Minimum orders of US $300. Product will be prepaid as agreed by both parties.

●	1 week lead time for all orders.

●	Annual distribution of 10,000 pouches is expected or agreement becomes null and void. Berry Only has until June 30, 2011 to reach its annual distribution minimums.

●	The term of the Distributorship Agreement is 1 year ending June 30, 2011. At the end of the term, the Agreement shall continue until terminated by either party on at least ninety days prior notice.

Standard language is also contained in the agreement, including those relating to maintenance of appropriate inventories, use of best efforts to sell and vigorously promote the product to dealers, maintaining a place of business, hiring of sales personnel, non-compete (selling other products that compete with Wireless Wipes), mutual cooperation regarding advertising and promotion, manufacturers adjustments for any defective products, and maintenance of financial health.  Berry Only has an excellent working relationship with Wireless Wipes (Manufacturer).  This agreement forms the basis of all marketing efforts by Berry Only.  It is important to understand differences between target markets (who ultimately uses the products), customers (who Berry Only actually sells to), and what the sales strategies are.

Target Markets

Berry Only Inc.  expects to  sell products to two customer segments.

1.
Individual Consumers.  The first segment is individual consumers who are purchasing Wireless Wipes™ for personal use.  These individuals are conscious consumers who are looking for quick and convenient ways to safeguard their personal hygiene by keeping personal technology germ-free.  Demographics for this group are urban professionals leading a busy, technology saturated lifestyle.

2.
Institutional Users.  This consists of large potential purchasers of Wireless Wipes™ that have a desire to keep their business equipment as germ free as possible.  These include schools, offices, and IT departments.

Customers

Berry Only  expects to  sell to the following types of customers.

■	Major hygiene / sanitizing product distributors. This may include distributors that deal in sanitizing products.

■
Major regional cell phone retailers.  There are a large number of strong, regional cell phone retailers in each major market area.  These can be sourced by simply going to the service providers website (i.e. telus.com, rogers.com) and visit their store locator page.  These stores are all independently owned and operated and are largely regionally based.  These retailers all aggressively market cell phone accessories.

■	National Retailers. These include national chains.

■
Other retailers.   There is a range of other retailers that sell cell phone accessories, primarily card products (i.e. pay and talk cards).  However, these retailers also sell a range of other accessory products.  These include gas stations, hotels, convenience stores, and cafes (i.e. a large number of Starbucks stores sell cell phone cards).

■
Online retailers.  In the U.S., Wireless Wipes are already sold online, through ebay.com and other retailers.  Berry Only intends to also target online retailers, particularly those that target the Canadian marketplace.

■
Retail customers.  Berry Only Inc.  intends to  actively utilize it’s website berryonly.com to sell directly to consumers.  Price points (which include shipping) will in no cases be lower than what the consumer can purchase Wireless Wipes for at retail locations and therefore does not pose a threat to its critical central distribution mechanism.

Distribution  is expected to  be through websites and affiliate programs, retail sales, wholesale distribution to resellers and corporate / institution accounts (hospitals, airports, etc.).

Affiliate marketing programs are a marketing practice in which a business rewards one or more affiliates for each visitor or customer brought about by the affiliate's marketing efforts. Berry Only has not established any affiliate relationships to date.

Direct Sales Strategy

♦
In-house sales staff – based in Toronto .  Initially, company President David Guest will spearhead this effort out of his Toronto office.  Efforts here will target national accounts as well as working with national distributors.  David is also responsible for organizing independent marketing reps in other geographic areas.  Institutional accounts in the Greater Toronto Area (GTA) will be handled out of the head office.  As the company grows, these efforts are expected to require the efforts of more than one person and at such time, additional staff would be hired.

♦	Independent marketing representatives. Efforts here will focus on the regional cell phone dealers and directly to local institutional accounts (hospitals, etc. as mentioned above).

♦	Use of third party distributors. Third party distributors are obviously expected to utilize their in-house sales personnel to distribute Wireless Wipes to their customers.

Berry Only  intends to  attend major tradeshows, as appropriate (as Wireless Wipes now does to market to its’ U.S. customers).  One good example is the annual Consumer Electronics Show in Las Vegas (January).

Advertising

Point of sale display.  First and foremost, Wireless Wipes  hopes to  be attractively displayed at the point of purchase.  Virtually every person that purchases items and passes through the check out  should stand a very good chance of seeing the product.  Its usefulness and low price point will encourage its purchase.
Depending on cost and effectiveness, Berry Only may advertise through local technology magazines.

Traditional advertising (i.e. traditional print such as newspapers, magazines, other media) is expected to be minimal, due to the nature of the nature of distribution / customers and nature of marketing (direct sales).  Some advertising through local technology magazines is planned.

Other key strategies.  As with the U.S. experience, a much more tech-savvy online advertising strategy will be followed.  Berry Only will have the ability to “piggy back” on the efforts already in place being spearheaded by Wireless Wipes.  These include:

■	Pursuing a variety of public relations activities, including media articles (i.e. providing interesting information to organizations that facilitate news articles).

■	Posting online content / articles.

■	Getting involved / posting content on online blogs.

■
Online search engine optimization strategy.    (Search engine optimization is the process of improving the visibility of a web site or a web page in search engines via the "natural" or un-paid search results. In general, the earlier (or higher on the page), and more frequently a site appears in the search results list, the more visitors it will receive from the search engine. Search engine optimization may target different kinds of search, including image search, local search, video search and industry-specific vertical search engines. This gives a web site web presence.

■	All printed material such as brochures, flyers, catalogs, price sheets, packaging, and all product labels will have the URL prominently displayed.

■	There may be van and automobile decal wraps with the website and phone throughout each market area.

■	Possible use (depending on funding) of use industry portals, online directories, and paid–for advertising partner sites to draw consumers and property owners / managers to the site.

Website

Berry Only Inc. will actively utilize it’s website berryonly.com and include the product in it’s catalog (the catalog is the list of products offered on the website, the current Wireless Wipes Product will be the sole product at this time but if and when the manufacturer offers varieties ie. Scent the catalog may be expanded to include those products) as well as information regarding the product and the availability of distributor options.  The website will have the following features.

■	Educational for the public (presenting a wide variety of interesting content).

■	Effective as a sales tool for its customers and as a tool for independent sales reps.

■	FAQ

■	News articles posted online.

■	Information as to where the product is sold.

■	Sophisticated graphics design, including cool mapping features

■	Establish reciprocal links.

■	Online store intends to set up of an online payment system via PayPal and major credit card through merchant account.

The website will be maintained bi-weekly with new information.The site will both contain extensive information. However, at all times it will encourage viewers to contact Berry Only for more information in recognition of the basic direct sales strategy is the principal marketing strategy. Berry Only also will seek to establish affiliate programs with online retailers.

Berry Only intends to have the website operational in early December 2010.

Berry Only will continually monitor all its marketing activities to refine its activities and select the most appropriate ones to spend marketing dollars on as they become available.

Competition

There are essentially two aspects to competition considerations.

■
Other types of “wipes”.  As pointed out in “The Product”, there are obviously a number of cleaning and sanitizing products that have been on the market for any number of years.  These come in the form of various spray products (i.e. Lysol, etc.) and wipe products.  There are several issues with respect to these products, including whether they will scratch the cell phone, whether they contain too much solution and will damage the cell phone, and whether the type of solution will cause other problems.  There is also the issue of convenience

■
Direct competition.  There is another product on the market, CleenCell® Wipes (www.cleencell.com), that has been on the market for roughly one year.  Very similar claims are made to those of Wireless Wipes™.  As stated on their website,

o	Cleen Cell® Wipes feature a patented formula designed to remove and prevent bacteria build-up on sensitive mobile electronics without damaging the screen or shell of the device.

o
Cleen Cell® Singles travel conveniently, providing an on the go solution for on the go devices and lifestyles. Keep them by your desk, in your purse or pocket, or in your car to use when and where needed, then dispose. It’s easy to practice good mobile hygiene with Cleen Cell® Wipes.

o
Cleen Cell® Wipes are safe on cell phones because they were designed from the ground up with cell phones in mind. We’ve been successfully testing and using them on cell phones and laptops for over one year without one complaint and countless thank yous.

o
Cleen Cell® Wipes feature a unique scratch, streak, static and lint-free cloth with special textures that reach to deep clean keypads, hinges, ear and mouthpieces and other hard to reach areas across any mobile device including digital cameras, music players, Bluetooth headsets, and other mobile electronics.

o
The Cleen Cell® disinfecting solution was designed from the ground up specifically with cell phones in mind. After much testing, calibration, and consultation with the medical community we mixed powerful germ fighting ingredients that help prevent germs on cell phones, yet are safe for the inside and outside of compact electronic devices.

o	Cleen Cell® Wipes also work great on your Bluetooth devices, digital cameras, TV remote controls, compact gaming systems, lap tops, keyboards, monitors, and more!

Clicking on the “buy online” tab of their website takes the viewer to the amazon.com website, where the wipes are priced at US $12.99 for a box which holds 24 individually wrapped wipes.  This product is therefore considerably more expensive than Wireless Wipes™ (US $2.95 for a pack which includes 10 wipes).   The site states that the item ships from and is sold by Cell Phone Wipes, Inc.  Additional information (About Seller) indicates that “Hollywood Creations is the exclusive manufacturer of Cleen Cell® Wipes. Established in 2006, Hollywood Creations is based in West Hollywood, CA.”

The Cleen Cell is not available in Canada at this time and Berry Only intends to capitalize on its first mover advantage.  It appears that the nature of packaging also makes Cleen Cell more expensive and far less amenable to POS displays (US$12.99 price point vs. $3.50 for Wireless Wipes™ in Canada).

■	Other. Other products are emerging, including

o
“Phone Kleen Pads “,a hospital disinfectant germicidal wipe for telephones and other telecommunications equipment. This disposable wipe kills staph and most germs on hard, non-porous surfaces.  This product appears to be distributed by ANTONLINE is one of the nation's leading e-commerce suppliers of consumer electronics and computer equipment.  ANTONLINE is proud to Partner with Amazon.com to provide Amazon customers with the finest products and fastest online order fulfilment in the industry.  Searches failed to locate an actual website for the manufacturer and it appears that this is a product restricted to online sales only.  It is also not a direct competitor to Wireless Wipes™.

o
“Fellowes Telephone Cleaning Wipes” (www. www.fellowes.com).  1) Pre-moistened cleaning wipes safely remove dust, dirt, and fingerprints.  2) Non-toxic, anti-static, and alcohol-free 3) Ideal for cleaning phones, headsets, or any equipment that comes in contact with the ear, mouth, or face 4) 100 ct. tub.  Their website does not state that it kills germs or is safe for cell phones.  Although this product has an attractive price point (US $11.37 for 100 wipes) it also comes in a relatively unattractive and large plastic “tub” that has virtually no convenience features.

Wireless Wipes have a number of competitive advantages over other cleaning / sanitizing products.  Wireless Wipes are specifically tailored for cell phones, PDAs etc. and several advantageous features have been designed into the product versus other methods of cleaning these devices.

■	They kill germs / bacteria in addition to cleaning the unit.

■	The amount and type of cleaning solution does not harm the unit and dries quickly.

■
Wireless Wipes™ are the ultimate in convenience – they are packaged in a very handy pouch that can easily accompany the person wherever they go – as opposed to bulky plastic dispensers or spray bottles.

■	They are designed to have an attractive retail price point and are very amenable to placement at point of sale units.

U.S. Experience

Wireless Wipes™ was introduced into the U.S. market in early 2008 after two years in development.  Manufacturing was secured at a quality facility in California, USA. In less than a year they signed several significant distribution agreements, including:

■
Wireless Xcessories Group (www.wirexgroup.com), a leading provider of cell phone accessories to dealers, distributors, retailers, agents and airtime carriers throughout the United States and Canada.  Formed in 1988, they have created a variety of product lines, totaling over 3,000 items designed to appeal to the widest possible spectrum of wholesale buyers.  Additionally, Wireless Xcessories supports our customers with a wide assortment of Value Added services, including customized retail packaging, displays, posters, marketing, and sales training materials, and free e-commerce websites.

■
Wireless Giant (www.wirelessgiant.com).  Founded in 1996, Wireless Giant is an innovative wireless technology retailer specializing in cellular products and services. Headquartered in Madison Heights, Michigan, the company operates over 60 stores as well as a leading wholesale enterprise, the WirelesseMall.com. Wireless Giant offers multi-carrier options with several industry giants, and prides itself on the ability to provide all the services of wireless carriers. Wireless Giant maintains relationships with leading carriers and vendors for wireless products and is the “one-stop shop” for any wireless necessity. Wireless Giant has retail opportunities available and is positioned to become one of the nation’s top wireless retailers.

■
Wireless Zone (www.wirelesszone.com).  At the dawn of the cell phone age, Wireless Zone® founder Russ Weldon started an instantly successful business called "The Car Phone Store" in Wethersfield, CT, in 1988.  Their franchising model has proven highly successful and a count of retail stores on their website lists nearly 400 locations, primarily focused in the East, Southeast, and parts of the Midwest.

■
Airport Wireless / Techshowcase (www.techshowcase.com , www.airportwireless.com ).  Techshowcase™ was conceived to meet the demand of the business traveler for high technology mobile electronics. These are people who otherwise may not have the opportunity to personally test sophisticated mobile devices before purchasing. In an age when every moment matters, Techshowcase stores will provide the business traveler the extraordinary opportunity to put airport dwell time to productive use.  Techshowcase - 16 airport locations.  Airport Wireless - 25 airport locations.

■
Wireless Paradise (www.wirelessparadise.biz).  Based in Elizabethtown, KY, Wireless Paradise is a franchise with a mission to build the largest nationwide network of the best of the best in the wireless retail industry.  Products include a full line of accessories, car chargers, wall chargers, desk chargers, cases, holsters, Bluetooth, headsets, batteries, car kits, data Items, miscellaneous, and GPS Applications.

Bulk purchases for schools, offices, and IT departments can be made directly from Wireless Wipes head office. Purchases can be made online, at the wireless wipes website (www.wirelesswipes.com/store.html).  Prices are US $2.95 for a pouch of 10, US $25 for 11 pouches (of 10 wipes each), up to US $136 for 72 pouches.  Shipping starts at US $2.49 for the single pouch of 10 wipes (total delivered cost of US $5.44.Wireless Wipes are also sold on www.fommy.com (The Wireless Superstore™).

Berry Only intends to also direct bulk purchases, if received, directly through the Wireless Wipes head office.

Employees

We have no employees as of the date of this prospectus other than our president. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 722B Kingston Rd, Toronto, Ontario, Canada, M4E 1R7. This office space is being provided to the company free of charge by our president, Mr. Guest. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

Berry Only Inc. is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had thirty four (34) shareholders of record.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our development stage activities, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

Audited consolidated financial statements for the period ended June 30, 2010, including:

28	Auditors’ Report

29	Balance Sheet

30	Statement of Operations

31	Statement of Stockholders’ Equity

32	Statement of Cash Flows

33-37	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Stockholders
Berry Only Inc.
Toronto, Ontario, Canada

I have audited the accompanying balance sheet of Berry Only Inc. as of June 30, 2010 and 2009 and the related statements of operations, shareholders’ deficit and cash flows for the year and period then ended.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Berry only Inc. as of June 30, 2010 and 2009 and the results of its operations and its cash flows for the year and period then ended in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  As discussed in Note 3 to the financial statements, the Company has no revenue and incurred a loss in its initial year.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant
Irvine, California

August 16, 2010
Reissued September 17, 2010

BERRY ONLY INC.
Balance Sheet
as at June 30,

ASSETS

	2010	2009

Current Assets
Cash and Cash Equivalents	$44,561	$-

TOTAL ASSETS	$44,561	$-

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$652	$-

Stockholders' Equity
Preferred Stock, $0.001 par value, 5,000,000 shares authorized;
none outstanding as at June 30, 2010 and 2009.
Common Stock, $0.001 par value, 75,000,000 shares authorized,
5,950,000 issued and outstanding as at June 30, 2010,
none issued and outstanding as at June 30, 2009	5,950	-
Additional paid-in capital	43,550	-
Accumulated other income (loss)	(9)	-
Deficit	(5,582)	-

Total Stockholders' Equity	43,909	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,561	$-

The accompanying notes are an integral part of these financial statements.

BERRY ONLY INC.
( A Development Stage Company)
Statement of Operations and Consolidated Loss

					For the period
	For the 3 months		For the year		June 24, 2009
	and period ended		and period ended		(inception) to
	June 30		June 30,		June 30,
	2010	2009	2010	2009	2010

Revenues	$-	$-	$-	$-	$-

Selling, General and Administrative Expenses

Professional Fees	-	-	4,432	-	4,432
Other Selling General & Administrative	863	-	1,150	-	1,150

Total Expenses	863	-	5,582	-	5,582

Operating Loss	(863)	-	(5,582)	-	(5,582)

Net Income (Loss)	(863)	-	(5,582)	-	(5,582)

Currency translation adjustment	-	-	(9)	-	(9)

Comprehensive Loss	$(863)	$-	$(5,591)	$-	$(5,591)

Net Income (Loss) per share,
basic and diluted	$(0.00)	$-	$(0.00)	$-

Weighted average number of shares
outstanding, basic and diluted	5,783,333	-	2,489,583	-

The accompanying notes are an integral part of these financial statements

BERRY ONLY INC.
Statement of Stockholders' Equity (Deficit)
For the period from Incorporation, June 24, 2009, to June 30, 2010

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive
	Shares	Amount	Capital	Income/(Loss)	Deficit	Total

Balances at Incorporation,
June 24, 2009	-	$-	$-	$-	$-	$-

Net income (loss) for the period
ended June 30, 2009				-	-	-

Balances at June 30, 2009	-	$-	$-	$-	$-	$-

Aug. 26, 2009: Common stock
issued for cash at $0.005 per share	2,000,000	2,000	8,000			10,000

Mar.-May, 2010: Common stock
issued for cash at $0.01 per share	2,950,000	2,950	26,550			29,500

Apr. 29, 2010: Common stock
issued for cash at $0.01 per share	1,000,000	1,000	9,000			10,000

Net loss, year ended June 30, 2010				(9)	(5,582)	(5,591)

Balances at June 30, 2010	5,950,000	$5,950	$43,550	$(9)	$(5,582)	$43,909

The accompanying notes are an integral part of these financial statements

BERRY ONLY INC.
(A Development Stage Company)
Statement of Cash Flows

					For the period
	For the 3 months		For the year		June 24, 2009
	and period ended		and period ended		(inception) to
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010

Cash Flows From Operating Activities
Net Income (Loss)	(863)	-	(5,582)	-	(5,582)
Adjustments to reconcile net loss to
net cash used by operating activities:	-	-	-	-	-

Changes in operating assets and liabilities
Accounts payable	652	-	652	-	652
Net cash used in operating activities	(211)	-	(4,930)	-	(4,930)

Cash Flows From Investing activities
Net cash used in investing activities	-	-	-	-	-

Cash Flows From Financing Activities
Sale of stock for cash	37,500		49,500		49,500
Net cash provided by Financing Activities	37,500	-	49,500	-	49,500

Effects of exchange rates on cash	-	-	(9)	-	(9)

Net increase in cash	37,289	-	44,561	-	44,561

Cash at beginning of period	7,272	-	-	-	-

Cash at end of period	$44,561	$-	$44,561	$-	$44,561

Supplemental cash flow information
Interest paid	$-	$-	$-	$-	$-
Income Taxes paid	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements

BERRY ONLY INC.

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010
(Expressed in US Dollars)

NOTE 1       ORGANIZATION

Berry Only Inc. (“the Company”) was incorporated in the State of Nevada on June 24, 2009.   The Company was incorporated for the purpose of marketing and distributing a sanitizing product for mobile phones and other mobile devices.

NOTE 2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Property & Equipment
Capital assets are stated at cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. The Company did not have any property & equipment at June 30, 2010 and 2009.

Long-lived assets
The Company accounts for long-lived assets under the FASB (Financial Accounting Standards Board) ASC (Accounting Standard Codification) 340-10 Other Assets and Deferred Costs,  (SFAS 142 and 144: “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets”) . In accordance with ASC 340-10, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset will not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.  Impairment of experimental water clarification equipment is calculated based on its estimated useful life.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established.

Foreign Currency Translation
In accordance with FASB ASC 830-20 Foreign Currency Transactions, (SFAS No. 52 “Foreign Currency Translation”), the Company has determined that its functional currency is the United States Dollar.  The Company recorded a foreign currency loss of $ 9.00 in the year ended June 30,2010.  Exchange differences since inception are accumulated as a component of accumulated other comprehensive gain (loss).

Comprehensive Income (Loss)
Comprehensive income or loss encompasses net income or loss and “other comprehensive income or loss”, which includes all other non-owner transactions and events that change shareholders’ equity/deficiency.  The Company’s other comprehensive gain reflects the effect of foreign currency translation adjustments on the translation of the financial statements from the functional currency of Canadian dollars into the reporting currency of U.S. dollars.

Fair Value of Financial Instruments
The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities;  quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of June 30, 2010, reflect

Cash:  Level One measurement based on bank reporting.

Basic and Diluted Earnings Per Share
Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As at June 30, 2010, there were no potentially dilutive securities

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the year and period ended June 30, 2010 and 2009:

	2010	2009
Numerator:
Basic and diluted net loss per share:
Net Loss	$(5,591)	$(0)
Denominator:
Basic and diluted weighted average number of shares outstanding	2,489,583	0
Basic and Diluted Net Loss Per Share:	$(0.002)	$(0.000)

Revenue Recognition
The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  There were no sales in the fiscal years ended December 31, 2010 and 2009

Recent Accounting Pronouncements
In May 2009, the FASB issued ASC 855 (SFAS No. 165), "Subsequent Events".  ASC 855 sets forth the period after the balance sheet date through the date the financial statements were filed during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 (SFAS 165) was effective for interim or annual periods ending after June 15, 2009. The Company does not anticipate the adoption of ACS 165 will have an impact on its consolidated results of operations or financial position.

In June, 2009, the FASB issued their final SFAS, No. 168, “FASB Accounting Standards Codification”,    (“ASC”), and the Hierarchy of Generally Accepted Accounting Principles”.  This was reflected in the codification as FASB ASC 105, Generally Accepted Accounting Principles.   “ASC” is the single source of authoritative US generally accepted accounting principles recognized by the FASB to be applied to nongovernmental entities.  It is effective for financial statements issued for interim and annual periods ending after September 15, 2009.   It  did not have an impact on the Company’s financial position, results of operations or cash flows.

NOTE 3       UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenue and has incurred a loss of $5,582 in its initial year.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company pursued funding through sale of stock.  It has pursued a dealership agreement for its intended product, the marketing and sales of which is anticipated to be profitable. Management believes that the above actions will allow the Company to continue operations through the next fiscal year. However  management cannot provide any assurances that the Company will be successful in its retail operation.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations.  If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4       RELATED ENTITIES TRANSACTIONS

David Guest is president, chief financial officer, and sole director of the Board of Directors of the Company.  He is the controlling shareholder of the Company, having 50.42% of the outstanding voting shares.  He purchased Company stock for cash as follows:

August 26, 2009	2,000,000	shares	$10,000
April 29, 2010	1,000,000	shares	10,000

Total	3,000,000	shares	$20,000

NOTE 5       INCOME TAXES

No provision was made for federal income tax for the year ended June 30, 2010 and 2009, since the Company had net operating loss.

Net operating loss carryforwards may be used to reduce taxable income through the year 2030. The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

The net operating loss carryforward for federal and state income tax purposes is approximately $5,600, generating a Federal deferred tax credit of $840 as of June 30, 2010. An allowance of $840 has been established.

NOTE 6       CAPITAL

During the year and period ended June 30, 2010, the company issued the following common shares:

August 26, 2009:  2,000,000 shares issued for cash at $0.005 per share, realizing $10,000.

Between March and May, 2010:  2,950,000 shares issued for cash at $0.01 per share, realizing $29,500.

April 29, 2010:  1,000,000 shares issued for cash at $0.01 per share, realizing $10,000.

As of June 30, 2010 the Company had authorized 5,000,000 preferred shares of par value $0.001, of which none was issued and outstanding.

As of June 30, 2010 the Company had authorized 75,000,000 shares of common stock of par value $0.001,  of which 5,950,000 shares were issued and outstanding.

NOTE 7       SUBSEQUENT EVENTS

Events subsequent to June 30, 2010 have been evaluated through August 16, 2010, the date these statements were available to be issued, to determine whether they should be disclosed to keep the  financial statements from being misleading.  Management found the following subsequent event to be disclosed:

On July 8, 2010 the Company signed an exclusive dealership agreement with Wireless Wipes, a New York corporation that manufactures a sanitizing wipe used to clean cell phones and other mobile devices. The agreement grants the Company the exclusive right to purchase, inventory, promote and resell the product within Canada under certain minimum order rules.

Plan of Operations

Berry Only plans to commence operations as set forth below.

Phase I – Initial Launch

To date, Berry Only has completed the following activities related to business formation and setup.

●	Berry Only Inc. has incurred both accountant and attorney fees in the set up of the business.

●
Computer system setup.  The computer system includes a computer station, printer, fax/scanner, and a broadband Internet connection: Berry Only Inc. will use Microsoft Office and Simply Accounting as their preferred software.

●	Office furniture.

●	Signed the exclusive agreement with Wireless Wipes™.

●	Researched and written the Berry Only business plan.

Phase I –Initial Launch (con’t)

To date, Berry Only has begun the following activites:

●	Assorted types of paper and stationery: Personalized with a logo, return addresses, etc. for catalogs, and brochures. We expect to have this completed by the end of October 2010.

●
Together with Wireless Wipes™, Berry Only has begun development of marketing materials, including logo design, website and business cards. We expect to have this completed by the end of October 2010, with the exception of the website which we expect to have operational in early December 2010.

●	Secure an initial supply of Wireless Wipes™. We expect this to be completed by the end of October 2010.

●
Develop 3rd party distributor relationships. We plan to implement a traditional direct sales strategy in order to develop 3rd party distributor relationships and national accounts. This would be carried out through the use of list development, the use of sell sheets, direct sales calls referencing the POS displays, the use of the sales and marketing literature developed with the manufacturer, and follow up calls.We have not established any 3rd party distributor relationships at this time.

●	Development of marketing materials. We expect preliminary marketing materials to be completed by the end of October 2010.

●	Develop the Berry Only Website. We expect the website to be operational in early December 2010.

●	Further develop and implement detailed advertising strategies both online and offline. We will wait until the website is operational before focusing on these strategies.

This development of marketing materials, the  complete building and launching of the website and securing of the initial supply of wireless wipes is expected to have a budget of approximately $30,000 and take 9 to 12 months. The company expects to have the website operational in December of 2010. The company currently believes it has sufficient funding to conduct this phase of its operations. The President of Berry Only will spearhead these efforts, and will not be receiving a salary at this time. The company anticipates that it will need to raise more capital in approximately 9 to 12 months time if the company is not generating sales. The company currently has no plans or arrangements for raising further capital at this time.

Phase II – Buildout of Initial Market Area

With a growing number of relationships in place, Phase II will be dedicated to fully rolling out the Wireless Wipes™ product, working with all its distributors and national accounts. Should management be successful with its strategy, additional funding may be sought for additional brand building strategies and for additional in-house staff to handle administrative and the increasing load associated with its marketing activities.  Management will at all times be monitoring all marketing and other activities in order to refine its business strategy and present a case for securing funding for its most productive activities, as well to lay the basis for a future strategy in additional market areas.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Results of Operations for Fiscal Year Ending June 30, 2010

We did not earn any revenues from inception through the period ending June 30, 2010.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $5,582 from inception on June 24, 2009 through the period ended June 30, 2010.  These operating expenses included the research and the preparation of our business plan in addition to administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of June 30, 2010, we had cash of $44,561 and operating capital of $43,909.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $4,930 during the period from our inception on June 24, 2009 through to June 30, 2010 and $863 during the three month period ended June 30, 2010. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on June 24, 2009 through to June 30, 2010 and $nil during the three month period ended June 30, 2010.

Cash from Financing Activities

We generated cash from financing activities in the amount of $49,500 during the period from our inception on June 24, 2009 through to June 30, 2010 of which $37,500 was generated during the three month period ended June 30, 2010. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations, as described above under “Results of Operations”.  We plan to spend the balance of these proceeds as described  under “Plan of Operations”.

As of June 30, 2010, we had no commitments for capital expenditures.

We estimate that our total expenditures over the next twelve months will be approximately $30,000, as outlined above under the heading “Plan of Operations”.  We anticipate that our cash and working capital will be sufficient to enable us to complete the first stage of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of September 22, 2010 are as follows:

Name	Age	Position(s) and Office(s) Held

David Guest	39	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

David Guest is our CEO, CFO, President, Secretary, Treasurer and sole director. Mr. Guest received his Bachelor’s Degree of Commerce with a major in urban land economics from the Sauder School of Business at the University of British Columbia in Vancouver, Canada. He is a corporate real estate executive with 15 years of experience providing and sourcing a full range of real property services. Most recently Mr. Guest was responsible for the direction and oversight of all real estate activities and portfolio strategy for General Motors of Canada Limited. Prior to joining General Motors, Mr. Guest held a progression of real estate roles at the Canadian National Railway Company managing diverse portfolios in Western Canada.

Mr. Guest is not currently, nor has he ever been, a director of any other company.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant orders. We are outsourcing in the meantime for the development of our website.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers.

Our current named executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Guest,	2009	0	0	0	0	0	0	0	0
CEO, CFO, President, Secretary-Treasurer, & Director	2010	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
David Guest	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Guest	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 22, 2010 , the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 5,950,000 shares of common stock issued and outstanding on September 22, 2010 .

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	David Guest 722B Kingston Rd Toronto, ON M4E 1R7	3,000,000	50.42%

Common	Total all executive officers and directors	3,000,000	50.42%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

We issued 2,000,000 shares of common stock at a price of $0.005 per share to our president, Mr. Guest for consideration of $10,000 effective August 26, 2009. We also issued 1,000,000 shares of common stock at a price of $0.01 per share to our president, Mr. Guest for consideration of $10,000 effective April 29, 2010. These issuances were made to Mr. Guest, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

There are no family relationships between any of the selling shareholders and David Guest our President and Sole Director:

Available Information

We have filed a Registration Statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Dealer Prospectus Delivery Obligation

Until ______________, all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.  Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.10
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$2,500
Legal fees and expenses	$5,000
Total	$7,502.10

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities

We closed an issue of 2,000,000 shares of common stock on August 26, 2009 to our sole officer and director, David Guest, at a price of $0.005 per share.  The total proceeds received from this offering were $10,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 1,000,000 shares of common stock on April 29, 2010 to our sole officer and director, David Guest, at a price of $0.01 per share.  The total proceeds received from this offering were $10,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 2,950,000 shares of our common stock at a price of $0.01 per share to a total of thirty three (33) purchasers on June 30, 2010 .  The total amount we received from this offering was $29,500. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

All securities were sold pursuant to Regulation S(b)(3)(iii) in that:

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Synergen Law Group, APC (1)
5.2	Supplemental Opinion of Synergen Law Group, APC
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant
99.1	Exclusive Distribution Agreement with Wireless Wipes

(1)	Previously included as an exhibit to the Registration Statement on Form S-1 filed August 17, 2010.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser,

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Toronto, Ontario, Canada, on September 22, 2010 .

BERRY ONLY INC.

By:	/s/ David Guest
David Guest
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Frank Phillet as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ David Guest
David Guest
President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer and sole Director
September 22, 2010